UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2025

OCEAN BIOMEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Claverick St., Room 325

Providence, RI 02903

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (401) 444-7375

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: (listings currently suspended)

Common Stock, $0.0001 par value	OCEA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	OCEAW	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On June 9, 2025, Ocean Biomedical, Inc. (the “Company”) received notice from Elkurt, Inc. of termination of the following licenses:

Brown University Technologies. Four license agreements licensing technology developed in the Elias laboratory (“Elias Agreements”) were entered into between Elkurt and Ocean, originally effective July 31, 2020. Each of the aforementioned licenses were the subject numerous license amendments. Reference is hereby made to the most recent of such amendments, the Seventh Amendment to Exclusive License Agreements entered into by and between Elkurt and Ocean effective as of November 1, 2023 (the “Seventh Amendment”). The Seventh Amendment precisely defines each of the aforementioned Elias Agreements and defines each of the six amendments preceding the Seventh Amendment. An additional license agreement was entered effective September 13, 2022, for technology developed in the Kurtis laboratory at Brown. That license between Elkurt and Ocean has never been amended.

RIH Technologies. A license agreement between Ocean and Elkurt for technology licensed by Elkurt from RIH was entered effective February 1, 2020. That license has been subject to numerous amendments, the most recent of such amendments, the Sixth Amendment was effective December 1, 2023.

The letter states the following alleged as material breaches with the list being nonexhaustive:

Failure to meet payment obligations under Article 4 of each Ocean License in the amount of $612,581.16. In addition, the letter states that Ocean is in default of its obligation to pay patent costs. Ocean is in receipt of the relevant invoices documenting these amounts.

Failure to meet diligent development obligations. Article 3 of the Ocean Licenses requires Ocean use commercially reasonable efforts to develop products that utilize the licensed patents. The letter states that Elkurt is not aware of any substantive product development efforts under any of the Ocean Licenses.

Failure to achieve milestones. The letter states that Article 3 of the Ocean Licenses requires Ocean to use commercially reasonable efforts to achieve the Development and Commercialization Milestones. One Ocean License Milestone required Ocean to file an IND by June 30, 2024. Three Ocean License Milestones require Ocean to file an IND by June 30, 2025.

The letter further states that Section 10.2.2.1 of each of the Ocean Licenses provides that if Ocean breaches its obligations and fails to cure that breach within thirty days after receiving written notice, Elkurt may terminate each such Ocean License immediately upon written notice which was accomplished by sending the above referenced letter. Furthermore, the letter references a copy of the Brown notice to Elkurt that Brown is terminating the licenses from Brown to Elkurt, effective 30 days from May 31, 2025. If the Brown licenses are not cured within that period, a termination of the Brown to Elkurt license will effectively terminate the Elkurt license to Ocean.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2025

OCEAN BIOMEDICAL, INC.

By:	/s/ Chirinjeev Kathuria
Chirinjeev Kathuria
Chairman